EXHIBIT 99.1

                                   FOR:  Home Products International, Inc.

                           APPROVED BY:  James R. Tennant, Chairman & CEO
                                         Home Products International, Inc.
 FOR IMMEDIATE RELEASE                   (773) 890-1010
 ---------------------
                               CONTACT:  Investor Relations:
                                         James Winslow, Executive VP & CFO
                                         Home Products International, Inc.
                                         (773) 890-1010



             HOME PRODUCTS INTERNATIONAL ANNOUNCES THIRD QUARTER
                            AND NINE MONTH RESULTS

            Net income ahead of pro forma 2001 on increased sales


      Chicago, IL, October 31, 2002 - Home Products International, Inc. (NASDAQ SmallCap: HOMZ), a leader in the housewares industry, today announced financial results for the third quarter and first nine months of its 2002 fiscal year.

      The Company reported net earnings of $6.1 million ($0.74 per diluted share) for the third quarter ended September 28, 2002 as compared to net earnings a year ago of $19.4 million ($2.49 per diluted share). The
 2001 result included a $14.5 million gain from the July 2001 sale of the Company's servingware product line ("PI"). On a pro forma basis that excludes the gain on sale of PI (and operating earnings from PI prior to the July 2001 sale) and adjusts for the required change in accounting for goodwill, the 2001 third quarter net income would have been $5.3 million or $0.68 per diluted share. On a pro forma basis that excluded $0.7 million of other income related to the final determination of the PI selling price, the 2002 third quarter net income would have been $5.4 million or $0.65 per diluted share. The improved pro forma third quarter 2002 earnings were primarily the result of higher sales, reduced operating expenses, and
 reduced interest expense.   Net sales in the third quarter were $67.8
 million, a 2.6% increase over net sales in the third quarter of 2001 and a 3.5% increase over pro forma net sales (giving effect to the disposition of PI) in the third quarter of 2001.

      For the nine months ended September 28, 2002, the Company reported net earnings of $11.3 million ($1.37 per diluted share) as compared to net earnings in the comparable prior year period of $16.1 million ($2.10 per diluted share). The 2001 result included the $14.5 million gain on the sale of PI, operating earnings from PI prior to the July 2001 sale, as well as first quarter 2001 restructuring and other charges. On a pro forma basis that excludes the 2001 gain on sale and earnings of PI, the restructuring and other charges and adjusts for the required change in accounting for goodwill, the 2001 nine month net income would have been $5.2 million or $0.68 per diluted share. The significantly improved earnings in 2002 were primarily the result of higher sales, improved margins, lower interest expense and $0.7 million of other income ($0.08 per diluted share) related to final determination of the PI selling price. Net sales in the nine months ended September 28, 2002 increased to $178.4 million from pro forma net sales of $176.9 million in the comparable prior year period (giving effect to the disposition of PI).

      The Company reported positive cash flow during the third quarter of $6.2 million. The Company also noted that total debt, net of cash, declined to $124 million from $139 million a year ago. The significant reduction in debt was due entirely to positive cash flow from operations. The Company continues to be in compliance with all of its loan covenants, and net availability at September 28, 2002 was approximately $47 million.

      Commenting on results, James R. Tennant, chairman and chief executive officer, stated, "We are very pleased with our operating results. The third quarter is historically a strong quarter for us due to the back-to-school season. Although many of our customers have reported disappointing sales trends for the back-to-school season, it seems evident that the falloff is in other categories. Our product lines have always been largely recession-proof and once again the results bear this out. Therefore, we believe that as the economy strengthens, HPI is very well positioned to maintain our positive trends."



 Our third quarter conference call will take place Friday, November 1, 2002, starting at 10:00 a.m. Eastern Time (9:00 a.m. CT, 8:00 a.m. MT, and 7:00 a.m. PT). Dial 800/289-0730 approximately ten minutes prior to conference time.

 A replay of our third quarter conference call will be available from 1:00 p.m. Eastern Time November 1, 2002 through midnight Eastern Time November 7, 2002. Dial 888/203-1112, then enter confirmation code 783330.


 Home Products International, Inc. is an international consumer products company specializing in the manufacture and marketing of quality diversified housewares products. The Company sells its products to all the largest national retailers.


 Some of the statements made in this press release are forward-looking and concern the Company's future growth, product development, markets and competitive position. While management will make its best efforts to be accurate in making these forward-looking statements, any such statements are subject to risks and uncertainties that could cause the Company's actual results to vary materially. These include market risks such as increased competition for both the Company and its end users and changes in retail distribution channels; dependence on a few large customers; economic risks; financial risks such as fluctuations in the price of raw materials, future liquidity and access to debt and equity markets. Should one or more of these risks or uncertainties materialize, actual results may vary materially from those anticipated, expected or projected. The Company undertakes no obligation to update any such factors or to announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments.

                      Home Products International, Inc.
                    Condensed Consolidated Balance Sheets
                              ($ in thousands)


                                                     (Unaudited)
                                                     September 28, December 29,
                                                         2002          2001
                                                       --------     --------
 Cash                                                 $   5,264    $   1,091
 Accounts receivable, net                                40,876       36,577
 Inventories                                             32,762       17,043
 Prepaid expenses and other current assets                1,753        2,275
                                                       --------     --------
   Current assets                                        80,655       56,986
                                                       --------     --------

 Fixed assets, net                                       38,608       42,631
 Goodwill, net                                           74,759       74,759
 Other intangibles, net                                   1,236        1,616
 Other non-current assets                                11,764       11,351
                                                       --------     --------
   Total assets                                       $ 207,022    $ 187,343
                                                       ========     ========

 Accounts payable                                     $  24,859    $  16,834
 Accrued liabilities                                     34,785       33,916
 Current maturities of long term debt                       158          158
                                                       --------     --------
   Current liabilities                                   59,802       50,908
                                                       --------     --------

 Long term debt                                         129,593      130,447
 Other non-current liabilities                            3,265        3,168
                                                       --------     --------
   Long term debt and other non-current liabilities     132,858      133,615
                                                       --------     --------

 Stockholders' equity                                    14,362        2,820
                                                       --------     --------
   Total liabilities and stockholders' equity         $ 207,022    $ 187,343
                                                       ========     ========

                               Home Products International, Inc.
                            Consolidated Statements of Operations
                     ($ in thousands, except share and per share amounts)
                                         (Unaudited)

                           Thirteen-weeks          Thirteen-weeks        Thirty-nine weeks      Thirty-nine weeks
                                Ended                   Ended                  Ended                  Ended
                            September 28,           September 29,          September 28,          September 29,
                                2002                    2001                   2002                   2001
                          -----------------       -----------------      -----------------      -----------------
  Net sales              $ 67,799     100.0%     $ 66,064     100.0%    $178,429     100.0%    $196,048     100.0%
  Cost of goods sold       51,271      75.6%       48,002      72.7%     133,597      74.9%     147,874      75.4%
  Special (income)
    charges, net              (73)     (0.1%)           -         -          (73)     (0.0%)        110       0.1%
                          -----------------       -----------------      -----------------      -----------------
    Gross profit           16,601      24.5%       18,062      27.3%      44,905      25.1%      48,064      24.5%
                          -----------------       -----------------      -----------------      -----------------

  Operating expenses        7,460      11.0%        8,486      12.8%      22,965      12.9%      26,605      13.6%
  Amortization of
    intangibles               127       0.2%          665       1.0%         380       0.2%       2,524       1.3%
  Restructuring and
    other charges               -         -             -         -            -         -        2,483       1.3%
                          -----------------       -----------------      -----------------      -----------------
    Operating profit        9,014      13.3%        8,911      13.5%      21,560      12.0%      16,452       8.3%

  Interest (expense)       (3,432)     (5.1%)      (3,828)     (5.8%)    (10,370)     (5.8%)    (14,698)     (7.5%)
  Other income                644       0.9%       14,458      21.9%         501       0.3%      14,562       7.4%
                          -----------------       -----------------      -----------------      -----------------
    Earnings before
      income taxes          6,226       9.1%       19,541      29.6%      11,691       6.5%      16,316       8.2%
                          -----------------       -----------------      -----------------      -----------------

  Income tax (expense)       (133)     (0.2%)         (93)     (0.1%)       (433)     (0.2%)       (191)     (0.1%)
                          -----------------       -----------------      -----------------      -----------------
      Net earnings       $  6,093       8.9%     $ 19,448      29.5%    $ 11,258       6.3%    $ 16,125       8.1%
                          =================       =================      =================      =================

  Net earnings per share:
      Basic                 $0.78                   $2.57                  $1.45                  $2.14
      Diluted               $0.74                   $2.49                  $1.37                  $2.10

  Number of weighted
    average common
    shares outstanding:
      Basic             7,795,873               7,555,978              7,785,076              7,524,858
      Diluted           8,258,516               7,824,364              8,216,783              7,664,741


  Adjusted EBITDA(1)     $ 11,360      16.8%     $ 11,551      17.5%    $ 29,132      16.3%    $ 29,737      15.2%


 (1) Adjusted EBITDA represents, for any period, net income before interest expense, income taxes, depreciation and amortization and non-recurring items.  Adjusted EBITDA is presented to provide additional information about the Company's ability to meet future debt service, capital expenditures and working capital requirements and is one of the measures which determines the Company's ability to borrow money.  Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity.  Adjusted EBITDA as calculated herein may not be comparable to similarly titled measures reported by other companies.


                               Home Products International, Inc.
                       Pro Forma Consolidated Statements of Operations
                     ($ in thousands, except share and per share amounts)
                                         (Unaudited)

 The following table sets forth for the periods indicated the 2002 and 2001 pro forma results of operations as well as the percentage, which the pro forma items in the Statements of Operations bear to net sales.  The pro forma results of operations are presented as if the PI divestiture and the change in accounting for goodwill had occurred at the beginning of fiscal 2001.  Also excluded are one-time special and restructuring (income)/charges of ($73) and $2,593, which were incurred during the third quarter of 2002 and the first quarter of 2001, respectively.
 This pro forma financial information is not necessarily indicative of the results the Company would have realized had such events occurred at the beginning of fiscal 2001 or of the Company's future results of operations.


                              Pro Forma               Pro Forma              Pro Forma              Pro Forma
                              ---------               ---------              ---------              ---------
                           Thirteen-weeks          Thirteen-weeks        Thirty-nine weeks      Thirty-nine weeks
                                Ended                   Ended                  Ended                  Ended
                            September 28,           September 29,          September 28,          September 29,
                                2002                    2001                   2002                   2001
                          -----------------       -----------------      -----------------      -----------------
  Net sales              $ 67,799     100.0%     $ 65,499     100.0%    $178,429     100.0%    $176,880     100.0%
  Cost of goods sold       51,271      75.6%       47,638      72.7%     133,597      74.9%     135,899      76.8%
                          -----------------       -----------------      -----------------      -----------------
    Gross profit           16,528      24.4%       17,861      27.3%      44,832      25.1%      40,981      23.2%
                          -----------------       -----------------      -----------------      -----------------

  Operating expenses        7,460      11.0%        8,419      12.9%      22,965      12.9%      23,570      13.3%
  Amortization of
    intangibles               127       0.2%          145       0.2%         380       0.2%         464       0.3%
                          -----------------       -----------------      -----------------      -----------------
    Operating profit        8,941      13.2%        9,297      14.2%      21,487      12.0%      16,947       9.6%

  Interest (expense)       (3,432)     (5.1%)      (3,828)     (5.8%)    (10,370)     (5.8%)    (11,622)     (6.6%)
  Other income (expense)      (19)     (0.0%)         (31)     (0.0%)       (162)     (0.1%)         73       0.0%
                          -----------------       -----------------      -----------------      -----------------
    Earnings before
      income taxes          5,490       8.1%        5,438       8.4%      10,955       6.1%       5,398       3.0%
                          -----------------       -----------------      -----------------      -----------------

  Income tax (expense)       (133)     (0.2%)         (93)     (0.1%)       (433)     (0.2%)       (191)     (0.1%)
                          -----------------       -----------------      -----------------      -----------------
      Net earnings       $  5,357       7.9%     $  5,345       8.3%    $ 10,522       5.9%    $  5,207       2.9%
                          =================       =================      =================      =================

  Net earnings per share:
      Basic                 $0.69                   $0.71                  $1.35                  $0.69
      Diluted               $0.65                   $0.68                  $1.28                  $0.68

  Number of weighted
    average common
    Shares outstanding:
      Basic             7,795,873               7,555,978              7,785,076              7,524,858
      Diluted           8,258,516               7,824,364              8,216,783              7,664,741


  Adjusted EBITDA(1)     $ 11,360      16.8%     $ 11,382      17.4%    $ 29,132      16.3%    $ 24,735      14.0%

 (1) Adjusted EBITDA represents, for any period, net income before interest expense, income taxes, depreciation and amortization and non-recurring items.  See note to the preceding table.
